UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2022

BioSig Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38659	26-4333375
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

55 Greens Farms Road Westport, Connecticut	06880
(Address of principal executive offices)	(Zip Code)

(203) 409-5444

(Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	BSGM	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

On March 21, 2022, BioSig Technologies, Inc. (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with several institutional and accredited investors, pursuant to which the Company agreed to issue and sell in a registered direct offering (the “Offering”) an aggregate of 2,613,130 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at an offering price of $1.15 per share and (ii) warrants (the “Warrants”) to purchase up to 2,613,130 shares of Common Stock (the “Warrant Shares” and together with the Shares and Warrants, the “Securities”), at an exercise price of $1.40 per share, that will become exercisable six months after the date of issuance and will expire three and one-half years following the date of issuance, for gross proceeds of approximately $3.0 million before the deduction of fees and offering expenses. The Securities were offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-251859) (the “Shelf Registration Statement”), previously filed with the Securities and Exchange Commission (the “SEC”) on December 31, 2020, and declared effective by the SEC on January 12, 2021, and a prospectus supplement, dated March 21, 2022, to the Shelf Registration Statement, filed with the SEC on March 22, 2022.

The closing of the Offering was subject to satisfaction of customary closing conditions set forth in the Purchase Agreement and occurred on March 22, 2022. The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The net proceeds to the Company from the Offering, after deducting fees and expenses, are approximately $3.0 million. The Company currently intends to use these net proceeds of the Offering for the continuation of commercialization activities related to the PURE EP™ System, including additional support for organizational development; to fund working capital, and for general corporate purposes.

The legal opinion of Haynes and Boone, LLP relating to the legality of the issuance and sale of the Securities in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

The foregoing description of the Purchase Agreement and Warrants do not purport to be complete and are qualified in their entirety by the full text of the form of Purchase Agreement and Warrant attached hereto as Exhibits 10.1 and 4.1, respectively.

Item 9.01             Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Form of Warrant.

5.1	Opinion of Haynes and Boone, LLP

10.1	Form of Securities Purchase Agreement

23.1	Consent of Haynes and Boone, LLP (contained in Exhibit 5.1)

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSIG TECHNOLOGIES, INC.

Date: March 24, 2022	By: /s/ Kenneth L. Londoner Name: Kenneth L. Londoner Title: Executive Chairman